UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2008

POWERSAFE TECHNOLOGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143645 (Commission File Number)	98-0522188 (IRS Employer Identification No.)

c/o David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580
(Address of Principal Executive Offices, Zip Code)

(516) 887-8200
(Registrant's Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2008, the Board of Directors of Powersafe Technology Corp. (the “Registrant”) appointed Samuel Zentman, Ph.D. as a director of the Registrant, effective immediately, to serve until the next annual meeting of the Registrant’s stockholders and until his successor is duly appointed and qualified.

Samuel M. Zentman has served as a director of Acorn Energy, Inc. since November 2004. From 1980 until 2006, Dr. Zentman has been the president and chief executive officer of a privately-held textile firm, where he also served as vice president of finance and administration from 1978 to 1980. From 1973 to 1978, Dr. Zentman served in various capacities at American Motors Corporation.

In consideration for his services to be rendered as a director, the Registrant will compensate Dr. Zentman with a salary of $1,000 per month, and will issue to Dr Zentman 2,500 shares of the Registrant’s common stock per month. Additionally, the Registrant has agreed to compensate Dr. Zentman at the rate of $500 per half day for services provided over and above what is expected of a director.

Item 8    Other Events

Item 8.01 Other Events

On June 19, 2008, the Registrant issued a press release regarding the appointment of Dr. Zentman as a member of the Registrant’s Board of Directors. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Pursuant to a Retainer Agreement dated June 25, 2008, between the Registrant and Klein & Klaver Associates, the Registrant engaged Klein & Klaver as a consultant, on a non-exclusive basis to provide financial and public relations services to the Registrant.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

Exhibit
99.1	Press Release dated June 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSAFE TECHNOLOGY CORP.

By:	/s/ Jack N. Mayer
Name:	Jack N. Mayer
Title:	President

Date: June 25, 2008